                            RE: JUNO LIGHTING, INC.


                             NON-CASH ELECTION FORM


To Our Clients:


     In connection with the Proxy Statement/Prospectus dated May 28, 1999, (including all documents attached as appendices thereto, and as it may be amended or supplemented from time to time, the "Proxy Statement") describing the Agreement and Plan of Recapitalization and Merger, dated as of March 26, 1999, among Juno Lighting, Inc. ("Juno"), Fremont Investors I, LLC and Jupiter Acquisition Corp. (the "Merger Agreement"), providing for the merger of Jupiter Acquisition Corp. with and into Juno (the "Merger"), enclosed for your consideration and information is a Non-Cash Election Form. Capitalized terms used herein and not defined herein have the meaning specified in the Merger Agreement.



     As described in and subject to conditions set forth in the Proxy Statement, and subject to the proration described therein, record holders of shares of Juno common stock, $.01 par value per share ("Juno Common Stock"), are entitled to make an election (a "Non-Cash Election") on or prior to 5:00 p.m., New York time, on June 29, 1999, to receive shares of common stock of Juno ("Non-Cash Election Shares") by executing and submitting the enclosed Non-Cash Election Form. As described in and subject to conditions set forth in the Proxy Statement and the Non-Cash Election Form, record holders of shares of Juno Common Stock may revoke any Non-Cash Election prior to 5:00 p.m., New York City time, on June 29, 1999 by sending executed written notice to Juno's exchange agent.



     We are registered holders of Juno Common Stock held for your account. Any Non-Cash Election can be made only by us as the registered holder of such shares and only pursuant to your instructions as the beneficial owners of such shares. Accordingly, we request instructions if you wish us to exercise the Non-Cash Election for any shares of Juno Common Stock, which you are entitled to do pursuant to the terms and subject to the conditions set forth in the Proxy Statement and the Non-Cash Election Form. We urge you, however, to read these documents carefully before instructing us to exercise the Non-Cash Election Form.



     A description of the election and proration procedures is set forth in the Proxy Statement under "The Recapitalization and Merger -- Merger Consideration." A full statement of the election and proration procedures is contained in the Merger Agreement and all Non-Cash Elections are subject to compliance with such procedures. In connection with making any Non-Cash Election, a holder of Juno Common Stock should read carefully, among other matters, the aforesaid description and statement and the information contained in the Proxy Statement under "The Recapitalization and Merger -- Federal Income Tax Consequences," and "Risk Factors -- You May Not Receive the Type of Consideration in the Amounts You Elect."


     AS A RESULT OF THE PRORATION PROCEDURES, HOLDERS OF JUNO COMMON STOCK MAY RECEIVE NON-CASH ELECTION SHARES OR CASH IN AMOUNTS WHICH VARY FROM THE AMOUNTS SUCH HOLDERS ELECT TO RECEIVE. SUCH HOLDERS WILL NOT BE ABLE TO CHANGE THE NUMBER OF NON-CASH ELECTION SHARES OR THE AMOUNT OF CASH ALLOCATED TO THEM PURSUANT TO SUCH PROCEDURES.


     Holders of Juno Common Stock who do NOT wish to make a Non-Cash Election (any such holder being referred to as a "Non-Electing Holder") need not submit a Non-Cash Election Form. Each share of Juno Common Stock owned by such Non-Electing Holder will automatically, subject to proration as described in the Proxy Statement, be converted into the right to receive an amount equal to $25.00 in cash from Juno following the Merger.



     If you wish to have us, on your behalf, exercise the Non-Cash Election Form, please so instruct us by completing, executing and returning to us the attached letter of Instructions (the "Letter of Instructions") attached to this letter. THE ENCLOSED NON-CASH ELECTION FORM IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO EXCHANGE JUNO COMMON STOCK HELD BY US FOR OUR ACCOUNT. The Letter of Instructions should be forwarded as promptly as possible to permit us to exercise the Non-Cash Election in accordance with the procedures outlined in the Proxy Statement. If we do not receive a complete Letter of Instructions in accordance with such procedures, we will not exercise a Non-Cash Election on your behalf.


     ANY QUESTIONS OR REQUESTS FOR ASSISTANCE CONCERNING THE NON-CASH ELECTION OR THE PROXY STATEMENT, OR COMPLETION OF THE LETTER OF INSTRUCTIONS, SHOULD BE DIRECTED TO D.F. KING & CO., INC. AT THE FOLLOWING TOLL-FREE TELEPHONE NUMBER:
(800) 578-5378.

                             LETTER OF INSTRUCTIONS

To My Bank or Broker:


     This letter instructs you to exercise the Non-Cash Election to receive Non-Cash Election Shares in exchange for shares of common stock, $.01 par value, of Juno Lighting, Inc. ("Juno Common Stock") specified below which you hold for the account of the undersigned. Capitalized terms used herein and not defined herein have the meaning specified in the Merger Agreement.



     It is understood that the Non-Cash Election is subject to (i) the terms, conditions and limitations set forth in the Proxy Statement/Prospectus, dated May 28, 1999, relating to the Merger (including all documents incorporated therein, and as may be amended or supplemented from time to time, the "Proxy Statement"), receipt of which is acknowledged by the undersigned, (ii) the terms of the Agreement and Plan of Recapitalization and Merger, dated as of March 26, 1999, as the same may be amended from time to time, a conformed copy of which appears as Annex A to the Proxy Statement (the "Merger Agreement"), and (iii) the accompanying Non-Cash Election Form.



     If you are electing to exchange all or a portion of your shares for Non-Cash Election Shares, you must properly fill in the information requested in this box, even if you are electing to exchange only a portion of your shares.



-------------------------------------------------------------------------------------------------------------
                                    TOTAL NUMBER OF SHARES OF
        NAME AND ADDRESS OF                   JUNO
            BENEFICIAL                  COMMON STOCK HELD
      OWNER(S) OF JUNO COMMON      (ATTACH ADDITIONAL LIST IF             NUMBER OF SHARES TO BE
               STOCK                       NECESSARY)             EXCHANGED FOR NON-CASH ELECTION SHARES
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
    TOTAL SHARES
-------------------------------------------------------------------------------------------------------------

    *  Unless otherwise indicated in this box, it will be assumed that all shares submitted are to be treated as having made an election to receive new shares.
    ** In the event of proration, a holder may be required to receive some cash. If a holder knows the number or numbers of such holder's certificate(s), a holder may choose to indicate in the space following this sentence the number(s) of the certificate(s) deemed to represent any shares of Juno
       Common Stock converted into cash. Certificate No(s):
       ------------------------------------------------------------------.
       Holders are not required to so identify certificate numbers in this space. In the event of proration, shares will be converted to cash from stock certificates in the order in which they have been listed. There can be no assurance that any identification of share certificate(s) will be recognized by any governmental agency or third party. In addition, no such certificate identification will operate to alter the application of the proration procedures in the Merger.
-------------------------------------------------------------------------------------------------------------



    DATED: ------------------------------, 1999
                                                                  ------------------------------------------------
  ------------------------------------------------
          ACCOUNT NUMBER JUNO COMMON STOCK                        ------------------------------------------------
                                                                                    SIGNATURE(S)
                                                                           Phone Number: (     )       -

                            RE: JUNO LIGHTING, INC.

                             NON-CASH ELECTION FORM


To Brokers, Dealers, Commercial Banks,
  Trust Companies and Other Nominees:


     We are enclosing herewith the materials listed below relating to the Non-Cash Election Form as described in and subject to conditions set forth in the Proxy Statement/Prospectus dated May 28, 1999 (including all documents attached as appendices thereto, and as it may be amended or supplemented from time to time, the "Proxy Statement"), which describes the Agreement and Plan of Recapitalization and Merger, dated as of March 26, 1999, among Juno Lighting, Inc., ("Juno"), Fremont Investors, LLC and Jupiter Acquisition Corp. (the "Merger Agreement") providing for, among other things, the merger of Jupiter Acquisition Corp. with and into Juno (the "Merger"). Capitalized terms used herein and not defined herein have the meaning specified in the Merger Agreement.



     Subject to the potential for proration described in the Proxy Statement, pursuant to the Non-Cash Election Form, record holders of shares of Juno common stock, $.01 par value per share ("Juno Common Stock"), are entitled to an election (a "Non-Cash Election") on or prior to 5:00 p.m., New York City time, on June 29, 1999 to receive shares of common stock of Juno ("Non-Cash Election Shares") by properly executing and submitting the enclosed Non-Cash Election Form.



     Enclosed are copies of the following documents:



     1. Non-Cash Election Form for your use and for the information of your clients.


     2. A printed form of letter which may be sent to your clients for whose accounts you or your nominee hold Juno Common Stock as the registered holder with space provided for obtaining such clients' instructions with regard to any Non-Cash Election.


     YOUR PROMPT ACTION IS REQUIRED, WE URGE YOU TO CONTACT YOUR CLIENTS AS SOON AS POSSIBLE. THE PERIOD IN WHICH A NON-CASH ELECTION CAN BE MADE WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JUNE 29, 1999.


     ANY QUESTIONS OR REQUESTS FOR ASSISTANCE CONCERNING THE NON-CASH ELECTION OR THE PROXY STATEMENT SHOULD BE DIRECTED TO D.F. KING & CO., INC. AT THE FOLLOWING TOLL-FREE TELEPHONE NUMBER: (800) 578-5378.

                                          Very truly yours,

                                          JUNO LIGHTING, INC.